UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2023

VAHANNA TECH EDGE ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41094	98-1600102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Avenue of the Americas
New York, New York 10020
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 745-6448

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	VHNAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	VHNA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VHNAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As approved by its shareholders at an extraordinary general meeting of shareholders held on August 22, 2023 (the “Meeting”), on August 22, 2023, Vahanna Tech Edge Acquisition I Corp. (the “Company” or “Vahanna”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of November 22, 2021, with Continental Stock Transfer & Trust Company (the “Trust Agreement”). Pursuant to the Trust Amendment, the Company has the right to extend the date by which it has to complete a business combination (the “Combination Period”) up to nine (9) times for an additional one (1) month each time from August 26, 2023 to May 26, 2024 by depositing into the Company’s trust account (the “Trust Account”), for each one-month extension, the lesser of $0.033 per outstanding share and $225,000 (the “Extension Payment”).

The foregoing description of the Trust Amendment is a summary only and is qualified in its entirety by reference to the full text of the Trust Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the Meeting on August 22, 2023, the Company adopted its amended and restated memorandum and articles of association on August 22, 2023 (the “Charter Amendment”), giving the Company the right to, among other things, modify the monthly amount that Vahanna LLC, the Company’s sponsor (the “Sponsor”), or its affiliates or designees must deposit into the Company’s Trust Account in order to implement the Vahanna board’s plan to extend the period of time to consummate a business combination, in the event that the Company does not consummate a business combination within 21 months from the consummation of the IPO (August 26, 2023) (the “Current Termination Date”), if requested by the Sponsor and accepted by the Company, from $0.033 per outstanding share to the lesser of $0.033 per outstanding share and $225,000, and provide up to nine (9) additional one-month extensions.

The foregoing description of the Charter Amendment is a summary only and is qualified in its entirety by reference to the full text of the Charter Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 22, 2023, the Company held the Meeting. At the Meeting, the Company’s shareholders approved the following proposals: (i) a proposal to amend and restate the Company’s memorandum and articles of association to modify the monthly amount that the Sponsor, or its affiliates or designees must deposit into the Trust Account in order to implement the Vahanna board’s plan to extend the period of time to consummate a business combination, in the event that the Company does not consummate a business combination by the Current Termination Date, if requested by the Sponsor and accepted by the Company, from $0.033 per outstanding share to the lesser of $0.033 per outstanding share and $225,000, and provide up to nine (9) additional one-month extensions (the “Charter Amendment Proposal”), and (ii) a proposal to approve an amendment to the Trust Agreement to provide the Company the right to extend the Combination Period up to nine (9) times for an additional one (1) month each time from August 26, 2023 to May 26, 2024 by depositing into the Trust Account, for each one-month extension, the Extension Payment (the “Trust Amendment Proposal”).

The Company received the requisite shareholder vote to approve the Charter Amendment Proposal and the Trust Amendment Proposal, so the Company did not present that certain additional proposal to approve by the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of Meeting, there were insufficient votes to approve the Charter Amendment Proposal.

The Charter Amendment Proposal and the Trust Amendment Proposal presented at the Meeting were approved by the Company’s shareholders. The final voting results for each Proposal are set forth below.

Charter Amendment Proposal

The Charter Amendment Proposal was approved by special resolution of the Company’s shareholders, and received the following votes:

Vahanna Ordinary Shares Votes For	Vahanna Ordinary Shares Votes Against	Vahanna Ordinary Shares Abstentions
20,874,572	2	0

Trust Amendment Proposal

The Trust Amendment Proposal was approved by ordinary resolution of the Company’s shareholders, and received the following votes:

Vahanna Ordinary Shares Votes For	Vahanna Ordinary Shares Votes Against	Vahanna Ordinary Shares Abstentions
20,874,571	3	0

Item 8.01.	Other Events.

In connection with the shareholders’ vote at the Meeting, 8,145,699 Class A ordinary shares of the Company exercised their right to redeem such shares (the “Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $87.4 million (approximately $10.73 per share) will be removed from the Trust Account to pay such holders and approximately $127.4 million will remain in the Trust Account. Following the aforementioned redemptions, Vahanna will have 16,866,801 ordinary shares outstanding, which includes 11,864,301 Class A ordinary shares and 5,002,500 Class B ordinary shares.

On August 22, 2023, the Company issued a press release (the “Press Release”), announcing that, on August 22, 2023, the Sponsor requested that the Company extend the date by which Vahanna has to consummate a business combination from August 26, 2023 to September 26, 2023 (the “Extension”). The Extension is the first of nine one-month extensions permitted under the Company’s amended and restated memorandum and articles of association. In connection with such Extension, the Sponsor has notified Vahanna that it intends to cause an aggregate of $225,000 to be deposited into the Trust Account on or before August 26, 2023. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Association of Vahanna Tech Edge Acquisition I Corp.

10.1	Amendment to the Investment Management Trust Agreement.

99.1	Press Release, dated as of August 22, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2023	Vahanna Tech Edge Acquisition I Corp.

	By:	/s/ Karan Puri
	Name:	Karan Puri
	Title:	Chief Executive Officer